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                                                                     EXHIBIT 4.4



                             SUPPLEMENTAL INDENTURE
                        TO INDENTURE DATED APRIL 28, 1997


        WHEREAS, Shurgard Storage Centers, Inc., a Delaware corporation (the "Predecessor") entered into an Indenture, dated April 28, 1997 (the "Indenture"), between the Predecessor and LaSalle National Bank, as Trustee.

        WHEREAS, Shurgard Storage Centers, Inc., a Washington corporation (the "Company"), resulted from the Predecessor reincorporating from the state of Delaware to the state of Washington through a merger into the Company, then a wholly owned subsidiary of the Predecessor, on May 14, 1997 (the
"Reincorporation").

        NOW, THEREFORE, the Company hereby acknowledges its succession to the Predecessor and its assumption of all obligations and covenants contained in the Indenture and the Securities (as defined in the Indenture), and the Company hereby further confirms that it has assured the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1010 of the Indenture) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of July 11, 1997.

                                       SHURGARD STORAGE CENTERS, INC.

                                       /s/ Harrell L. Beck
                                       -----------------------------------
                                       By:    Harrell L. Beck
                                       Title: Senior Vice President, Chief
                                              Financial Officer and Treasurer
Attest:

/s/ Kristin H. Stred
----------------------------------
By:     Kristin H. Stred
Title:  Senior Vice President,
        General Counsel
        and Secretary

                                       LASALLE NATIONAL BANK, AS TRUSTEE

                                       /s/ Margaret M. Muir
                                       -----------------------------------
                                       By:    Margaret M. Muir
                                       Title: Assistant Vice President
Attest:

/s/ Diane S. Swanson
----------------------------------
By:     Diane S. Swanson
Title:  Assistant Secretary